UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On February 9, 2009, CanArgo Energy Corporation, (“Company”), entered into a Settlement Agreement with WEUS Holding Inc (“WEUS”) a subsidiary of Weatherford International Ltd. On September 12, 2005, WEUS had lodged a formal Request for Arbitration with the London Court of International Arbitration against the Company in respect of unpaid invoices for work performed under the Master Service Contract dated June 1, 2004 between the Company and WEUS for the supply of under-balanced coil tubing drilling equipment and services during the first and second quarter of 2005. Pursuant to the Request for Arbitration, WEUS’ demand for relief was USD $4,931,332. Pursuant to the terms of the Settlement Agreement and in consideration for the termination of the arbitration proceedings and the receipt of mutual releases the Company has agreed to use its best efforts to pay WEUS the settlement amount of $1.2 million on or before February 18, 2009 but in any event on or before March 31, 2009. Each party agrees to bear its own costs of the arbitral proceedings and the settlement and to share equally the costs of the arbitrator.
A copy of the Agreement is attached hereto as Exhibit 10.1.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in greater detail in Item 1.01 herein, on February 9, 2009, the Company entered into a Settlement Agreement with WEUS pursuant to which the Company has agreed to use its best efforts to pay WEUS the settlement amount of $1.2 million on or before February 18, 2009 but in any event on or before March 31, 2009. Each party agrees to bear its own costs of the arbitral proceedings and the settlement and to share equally the costs of the arbitrator.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
February 10, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT: CNR.BC) today announced, as described in greater detail in Item 1.01, that the Company has settled an aggregate of USD $4,931,332 in claims of Weus Holding Inc. (“WEUS”), a subsidiary of Weatherford International Ltd., for the supply of under-balanced coil tubing drilling equipment and services during the first and second quarter of 2005 in consideration for the termination of arbitration proceedings, the receipt of mutual releases by the parties and the Company’s agreement to use its best efforts to pay WEUS the settlement amount of $1.2 million on or before February 18, 2009 but in any event on or before March 31, 2009. Each party also agrees to bear its own costs of the arbitral proceedings and the settlement and to share equally the costs of the arbitrator.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Agreement dated February 9, 2009, between CanArgo Energy Corporation and Weus Holdings Inc.

99.1	Press Release dated February 10, 2009 issued by CanArgo Energy Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: February 11, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary